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                                    EXHIBIT 10.18

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                                 SEVERANCE AGREEMENT

          THIS AGREEMENT, dated as of May 9, 1997, is made by and between Nobel Insurance Limited, a Bermuda corporation ("Nobel"), Nobel Service Corporation, a Delaware corporation (the "Company"), and Bryan L. Martin (the "Executive").

          WHEREAS, the Company and Nobel consider it essential to their best interests and the best interests of Nobel's stockholders to foster the continued employment of key Company management personnel; and

          WHEREAS, the Board of Directors of the Company and the Board of Directors of Nobel (together, the "Boards") recognize that, as is the case with many publicly held corporations like Nobel, the possibility of a Change in Control (as defined in the last Section hereof) exists and that such possibility, and the uncertainty and questions which it may raise among management, may result in the departure or distraction of management personnel to the detriment of the Company and of Nobel and its stockholders; and

          WHEREAS, the Boards have determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of members of the Company's management, including the Executive, to their assigned duties without distraction in the face of potentially disturbing circumstances arising from the possibility of a Change in Control;

          NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, Nobel, the Company and the Executive hereby agree as follows:
          1. DEFINED TERMS. The definitions of capitalized terms used in this Agreement are provided in the last Section hereof.

          2. TERM OF AGREEMENT. The Term of this Agreement shall commence on the date hereof and shall continue in effect through the second anniversary of its commencement date; provided, however, that if, without the prior occurrence of a Change in Control of Nobel, Nobel shall

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cease to own the majority of the outstanding shares of the Company's common stock, the Agreement shall terminate on the date of such cessation; and further provided, however, that if a Change in Control shall have occurred during the Term, this Agreement shall continue in effect for a period of not less than twenty-four (24) months beyond the month in which such Change in Control occurred (or, if later, twenty-four (24) months beyond the consummation of the transaction the approval of which by Nobel's stockholders constitutes a Change in Control under Section 15(G)(III) or (IV) hereof).

          3. COMPANY'S COVENANTS SUMMARIZED. In order to induce the Executive to remain in the employ of the Company and in consideration of the Executive's covenants set forth in Section 4 hereof, the Company and Nobel agree, under the conditions described herein, to pay the Executive the Severance Payments and the other payments and benefits described herein. Except as provided in Section 9.1 hereof, no amount or benefit shall be payable under this Agreement unless there shall have been (or, under the terms of the second sentence of Section 6.1 hereof, there shall be deemed to have been) a termination of the Executive's employment with the Company following a Change in Control and during the Term. This Agreement shall not be construed as creating an express or implied contract of employment and, except as otherwise agreed in writing between the Executive and the Company, the Executive shall not have any right to be retained in the employ of the Company.

          4. THE EXECUTIVE'S COVENANTS. The Executive agrees that, subject to the terms and conditions of this Agreement, in the event of a Potential Change in Control during the Term, the Executive will remain in the employ of the Company until the earliest of (i) a date which is six (6) months from the date of such Potential Change of Control, (ii) the date of a Change in Control, (iii) the date of termination by the Executive of the Executive's employment for Good Reason or by reason of death, Disability or Retirement, or (iv) the termination by the Company of the Executive's employment for any reason.


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          5. COMPENSATION OTHER THAN SEVERANCE PAYMENTS.

          5.1 Following a Change in Control and during the Term, during any period that the Executive fails to perform the Executive's full-time duties with the Company as a result of incapacity due to physical or mental illness, the Company (and/or Nobel) shall pay the Executive's full salary to the Executive at the rate in effect at the commencement of any such period, together with all compensation and benefits payable to the Executive under the terms of any compensation or benefit plan, program or arrangement maintained by the Company or Nobel during such period, until the Executive's employment is terminated by the Company for Disability.

          5.2 If the Executive's employment shall be terminated for any reason following a Change in Control and during the Term, the Company (and/or Nobel) shall pay the Executive's full salary to the Executive through the Date of Termination at the rate in effect at the time the Notice of Termination is given, together with all compensation and benefits payable to the Executive through the Date of Termination under the terms of the Company's (and Nobel's) compensation and benefit plans, programs or arrangements.

          5.3 If the Executive's employment shall be terminated for any reason following a Change in Control and during the Term, the Company (and/or Nobel) shall pay to the Executive the Executive's normal post-termination compensation and benefits as such payments become due. Such post-termination compensation and benefits shall be determined under, and paid in accordance with, the Company's (and Nobel's) retirement, insurance and other compensation or benefit plans, programs and arrangements as in effect immediately prior to the Change in Control or, to the extent more favorable to the Executive, as in effect immediately prior to the Date of Termination.

          6. SEVERANCE PAYMENTS.

          6.1 Subject to Section 6.2 hereof, the Company or Nobel shall pay the Executive the payments described in this Section 6.1 (the "Severance Payments") upon the termination of the Executive's employment following a Change in Control and during the Term, in addition to any payments and benefits to which the Executive is entitled under Section 5 hereof, unless such termination is (i) by the Company for Cause, (ii) by reason of death, Disabili


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ty, or (iii) by the Executive without Good Reason. For purposes of this
Agreement, the Executive's employment shall be deemed to have been terminated following a Change in Control by the Company without Cause or by the Executive with Good Reason, if (i) the Executive's employment is terminated by the Company without Cause prior to a Change in Control (which actually occurs during the Term of this Agreement) and such termination was at the request or direction of a Person who has entered into an agreement with the Company the consummation of which would constitute a Change in Control, (ii) the Executive terminates his employment with Good Reason prior to a Change in Control (which actually occurs during the Term of this Agreement) and the circumstance or event which constitutes Good Reason occurs at the request or direction of such Person, or
(iii) the Executive's employment is terminated by the Company without Cause prior to a Change in Control and the Executive reasonably demonstrates that such termination is otherwise in connection with or in anticipation of a Change in Control which actually occurs during the term of this Agreement. For purposes of any determination regarding the applicability of the immediately preceding sentence, any position taken by the Executive shall be presumed to be correct unless the Company establishes to the Committee by clear and convincing evidence that such position is not correct. In lieu of any further salary payments to the Executive for periods subsequent to the Date of Termination and in lieu of any severance benefit otherwise payable to the Executive (whether under any employment agreement, severance plan or otherwise), the Company or Nobel shall pay to the Executive a lump sum severance payment, in cash, equal to two times the higher of the Executive's annual base salary in effect immediately prior to the occurrence of the event or circumstance upon which the Notice of Termination is based and the Executive's annual base salary in effect immediately prior to the Change in Control.

     The multiple of "two" used in calculating the lump sum severance payment under the immediately preceding paragraph shall be subject to reduction as follows:

     The "two" shall stand for a deemed severance period of two years, which shall be reduced for any period of the Executive's employment by the Company which follows a Change in Control up to and including the Date of Termination hereunder (even if the Date of Termination is an extended Date of


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     Termination pursuant to Section 7.3 hereof). For example, if the Executive terminates his employment for Good Reason and his Date of Termination is 364 days after the Change in Control, the multiple of "two" will be reduced to a multiple of "one and 1/365".

               6.2 (A) Notwithstanding any other provisions of this Agreement, in the event that any payment or benefit received or to be received by the Executive in connection with a Change in Control or the termination of the Executive's employment (whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with Nobel, the Company, any Person whose actions result in a Change in Control or any Person affiliated with Nobel, the Company or such Person) (all such payments and benefits, including the Severance Payments, being hereinafter called "Total Payments") would not be deductible (in whole or part), by Nobel, the Company, an affiliate or Person making such payment or providing such benefit as a result of section 280G of the Code, then, to the extent necessary to make such portion of the Total Payments deductible (and after taking into account any reduction in the Total Payments provided by reason of section 280G of the Code in such other plan, arrangement or agreement), the Severance Payments shall be reduced (if necessary, to zero).

                (B) For purposes of this limitation, (i) no portion of the Total Payments the receipt or enjoyment of which the Executive shall have effectively waived in writing at such time and in such manner that such portion does not constitute a "payment" within the meaning of section 280G(b) of the Code shall be taken into account, (ii) no portion of the Total Payments shall be taken into account which, in the opinion of tax counsel ("Tax Counsel") reasonably acceptable to the Executive and selected by the accounting firm which was, immediately prior to the Change in Control, the Company's or Nobel's independent auditor (the "Auditor"), does not constitute a "parachute payment" within the meaning of section 280G(b)(2) of the Code, including by reason of section 280G(b)(4)(A) of the Code, (iii) the Severance Payments shall be reduced only to the extent necessary so that the Total Payments (other than those referred to in clauses (i) or (ii)) in their entirety constitute reasonable compensation for services actually rendered within the meaning of section 280G(b)(4)(B) of the Code or are otherwise not subject to disallowance as deductions by


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reason of section 280G of the Code, in the opinion of Tax Counsel, and (iv) the value of any noncash benefit or any deferred payment or benefit included in the Total Payments shall be determined by the Auditor in accordance with the principles of sections 280G(d)(3) and (4) of the Code.

               (C) If it is established pursuant to a final determination of a court or an Internal Revenue Service proceeding that, notwithstanding the good faith of the Executive, Nobel and the Company in applying the terms of this
Section 6.2, the aggregate "parachute payments" paid to or for the Executive's benefit are in an amount that would result in any portion of such "parachute payments" not being deductible by reason of section 280G of the Code, then the Executive shall have an obligation to pay the Company (or Nobel, whichever is the lender) upon demand an amount equal to the lesser of the Severance Payments or the sum of (i) the excess of the aggregate "parachute payments" paid to or for the Executive's benefit over the aggregate "parachute payments" that could have been paid to or for the Executive's benefit without any portion of such "parachute payments" not being deductible by reason of section 280G of the Code; and (ii) interest on the amount set forth in clause (i) of this sentence at the rate provided in section 1274(b)(2)(B) of the Code from the date of the Executive's receipt of such excess until the date of such payment.

          6.3 The payments provided in Section 6.1 hereof shall be made not later than the fifth day following the Date of Termination; provided, however, that if the amounts of such payments, and the limitation on such payments set forth in Section 6.2 hereof, cannot be finally determined on or before such day, Nobel or the Company shall pay to the Executive on such day an estimate, as determined in good faith by Nobel or the Company, as the case may be, of the minimum amount of such payments to which the Executive is clearly entitled and shall pay the remainder of such payments (together with interest on the unpaid remainder (or on all such payments to the extent Nobel and the Company fail to make such payments when due) at 120` of the rate provided in section 1274(b)(2)(B) of the Code) as soon as the amount thereof can be determined but in no event later than the thirtieth (30th) day after the Date of Termination. In the event that the amount of the estimated payments exceeds the amount subsequently determined to have been


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due, such excess shall constitute a loan by Nobel (or the Company, as the case may be) to the Executive, payable on the fifth (5th) business day after demand by the Company (together with interest at 120% of the rate provided in section 1274(b)(2)(B) of the Code). At the time that payments are made under this Section, Nobel (or the Company, as the case may be) shall provide the Executive with a written statement setting forth the manner in which such payments were calculated and the basis for such calculations including, without limitation, any opinions or other advice Nobel (or the Company, as the case may be) has received from Tax Counsel, the Auditor or other advisors or consultants (and any such opinions or advice which are in writing shall be attached to the statement).

          6.4 The Company or Nobel also shall pay to the Executive all legal fees and expenses incurred by the Executive in disputing in good faith any issue hereunder relating to the termination of the Executive's employment, in seeking in good faith to obtain or enforce any benefit or right provided by this Agreement or in connection with any tax audit or proceeding to the extent attributable to the application of section 4999 of the Code to any payment or benefit provided hereunder; provided, however, that such payment shall be made only if the Executive shall ultimately prevail on one or more of the substantive issues involved in the controversy. Such payments shall be made within five (5) business days after delivery of the Executive's written requests for payment accompanied with such evidence of fees and expenses incurred (and the ultimate disposition of the controversy) as the Company reasonably may require.

          6.5 Any obligation to pay, or to provide a benefit for, the Executive under the provisions of this Agreement which is stated to be the obligation of either Nobel or the Company shall be the joint and several obligation of both Nobel and the Company.

          7. TERMINATION PROCEDURES AND COMPENSATION DURING DISPUTE.

          7.1 NOTICE OF TERMINATION. After a Change in Control and during the Term, any purported termination of the Executive's employment (other than by reason of death) shall be communicated by written Notice of Termination from the Executive or the Company to both of the other parties hereto in accordance with
Section 10 here


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of.  For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated. Further, a Notice of Termination for Cause is required to include a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters (3/4) of the entire membership of the Board at a meeting of the Board which was called and held for the purpose of considering such termination (after reasonable notice to the Executive and an opportunity for the Executive, together with the Executive's counsel, to be heard before the Board) finding that, in the good faith opinion of the Board, the Executive was guilty of conduct set forth in clause (i) or (ii) of the definition of Cause herein, and specifying the particulars thereof in detail.

          7.2 DATE OF TERMINATION. "Date of Termination," with respect to any purported termination of the Executive's employment after a Change in Control and during the Term, shall mean (i) if the Executive's employment is terminated for Disability, thirty (30) days after Notice of Termination is given (provided that the Executive shall not have returned to the full-time performance of the Executive's duties during such thirty (30) day period), and (ii) if the Executive's employment is terminated for any other reason, the date specified in the Notice of Termination (which, in the case of a termination by the Company, shall not be less than thirty (30) days (except in the case of a termination for Cause) and, in the case of a termination by the Executive, shall not be less than fifteen (15) days nor more than sixty (60) days, respectively, from the date such Notice of Termination is given).

          7.3 DISPUTE CONCERNING TERMINATION. If within fifteen (15) days after any Notice of Termination is given, or, if later, prior to the Date of Termination (as determined without regard to this Section 7.3), the party receiving such Notice of Termination notifies the other parties that a dispute exists concerning the termination, the Date of Termination shall be extended until the date on which the dispute is finally resolved, either by mutual written agreement of the parties or by a final judgment, order or decree of an arbitrator or a court of competent jurisdiction (which is not appealable or with respect to which the time for appeal therefrom


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has expired and no appeal has been perfected); provided, however, that the Date of Termination shall be extended by a notice of dispute given by the Executive only if such notice is given in good faith and the Executive pursues the resolution of such dispute with reasonable diligence.

          7.4 COMPENSATION DURING DISPUTE. If a purported termination occurs following a Change in Control and during the Term and the Date of Termination is extended in accordance with Section 7.3 hereof, Nobel or the Company shall continue to pay the Executive the full compensation in effect when the notice giving rise to the dispute was given (including, but not limited to, salary) and continue the Executive as a participant in all compensation, benefit and insurance plans in which the Executive was participating when the notice giving rise to the dispute was given, until the Date of Termination, as determined in accordance with Section 7.3 hereof. Amounts paid under this Section 7.4 are in addition to all other amounts due under this Agreement (other than those due under Section 5.2 hereof) and shall not be offset against or reduce any other amounts due under this Agreement.

          8. NO MITIGATION. Nobel and the Company agrees that, if the Executive's employment with the Company terminates during the Term, the Executive is not required to seek other employment or to attempt in any way to reduce any amounts payable to the Executive by Nobel or the Company pursuant to
Section 6 hereof or Section 7.4 hereof. Further, the amount of any payment or benefit provided for in this Agreement shall not be reduced by any compensation earned by the Executive as the result of employment by another employer, by retirement benefits, by offset against any amount claimed to be owed by the Executive to Nobel or the Company, or otherwise.

          9. SUCCESSORS; BINDING AGREEMENT.

          9.1 In addition to any obligations imposed by law upon any successor to Nobel or the Company, Nobel and the Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of either corporation to expressly assume and agree to perform this Agreement in the same manner and to the same extent that such corporation would be required to perform it if no such succession had taken place.


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Failure of Nobel or the Company to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle the Executive to compensation from Nobel or the Company in the same amount and on the same terms as the Executive would be entitled to hereunder if the Executive were to terminate the Executive's employment for Good Reason after a Change in Control, except that, for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination.

          9.2 This Agreement shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive shall die while any amount would still be payable to the Executive hereunder (other than amounts which, by their terms, terminate upon the death of the Executive) if the Executive had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the executors, personal representatives or administrators of the Executive's estate.

          10. NOTICES. For the purpose of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, addressed, if to the Executive, to the address inserted below the Executive's signature on the final page hereof and, if to Nobel or the Company, to the respective address set forth below, or to such other address as any party may have furnished to the others in writing in accordance herewith, except that notice of change of address shall be effective only upon actual receipt:

               To Nobel:

               Nobel Insurance Limited
               108 Pitts Bay Road
               Hamilton, Bermuda HMAX
               Attention: President


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               To the Company:

               Nobel Service Corporation
               8001 LBJ Freeway, Suite 300
               Dallas, TX 75251-1301
               Attention: President

          11. MISCELLANEOUS. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and such officers of Nobel and the Company as may be specifically designated by the respective Boards. No waiver by any party hereto at any time of any breach by any other party hereto of, or of any lack of compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. This Agreement supersedes any other agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof which have been made by either party. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Texas. All references to sections of the Exchange Act or the Code shall be deemed also to refer to any successor provisions to such sections. Any payments provided for hereunder shall be paid net of any applicable withholding required under federal, state or local law and any additional withholding to which the Executive has agreed. The obligations of Nobel, the Company and the Executive under this Agreement which by their nature may require either partial or total performance after the expiration of the Term (including, without limitation, those under Sections 6 and 7 hereof) shall survive such expiration.

          12. VALIDITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

          13. COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.


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          14. SETTLEMENT OF DISPUTES: ARBITRATION.

           14.1 All claims by the Executive for benefits under this Agreement shall be directed to and determined by the Committee and shall be in writing. Any denial by the Committee of a claim for benefits under this Agreement shall be delivered to the Executive in writing and shall set forth the specific reasons for the denial and the specific provisions of this Agreement relied upon. The Committee shall afford a reasonable opportunity to the Executive for a review of the decision denying a claim and shall further allow the Executive to appeal to the Committee a decision of the Committee within sixty (60) days after notification by the Committee that the Executive's claim has been denied.

           14.2 Any further dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in Dallas, Texas in accordance with the rules of the American Arbitration Association then in effect; provided, however, that the evidentiary standards set forth in this Agreement shall apply. Judgment may be entered on the arbitrator's award in any court having jurisdiction. Notwithstanding any provision of this Agreement to the contrary, the Executive shall be entitled to seek specific performance of the Executive's right to be paid until the Date of Termination during the pendency of any dispute or controversy arising under or in connection with this Agreement.

           15. DEFINITIONS. For purposes of this Agreement, the following terms shall have the meanings indicated below:

           (A) "Affiliate" shall have the meaning set forth in Rule 12b-2 promulgated under Section 12 of the Exchange Act.

           (B) "Auditor" shall have the meaning set forth in Section 6.2 hereof.

           (C) "Base Amount" shall have the meaning set forth in section 280G(b)(3) of the Code.

           (D) "Beneficial Owner" shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

           (E) "Boards" shall mean the Board of Directors of the Company and the Board of Directors of Nobel.


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          (F) "Cause" for termination by the Company of the Executive's employment shall mean (i) the willful and continued failure by the Executive to substantially perform the Executive's duties with the Company (other than any such failure resulting from the Executive's incapacity due to physical or mental illness or any such actual or anticipated failure after the issuance of a Notice of Termination for Good Reason by the Executive pursuant to Section 7.1 hereof) after a written demand for substantial performance is delivered to the Executive by the Board of Directors of the Company, which demand specifically identifies the manner in which the Board believes that the Executive has not substantially performed the Executive's duties, or (ii) the willful engaging by the Executive in conduct which is demonstrably and materially injurious to Nobel, the Company or their subsidiaries, monetarily or otherwise. For purposes of clauses (i) and
(ii) of this definition, (x) no act, or failure to act, on the Executive's part shall be deemed "willful" unless done, or omitted to be done, by the Executive not in good faith and without reasonable belief that the Executive's act, or failure to act, was in the best interest of Nobel and the Company and (y) in the event of a dispute concerning the application of this provision, no claim by the Company that Cause exists shall be given effect unless the Company establishes to the Committee by clear and convincing evidence that Cause exists.

          (G) A "Change in Control" shall mean a change in control of Nobel, which shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

                     (I) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of Nobel (not including in the securities beneficially owned by such Person any securities acquired directly from Nobel or its affiliates) representing 25% or more of the combined voting power of Nobel's then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (i) of paragraph (III) below; or

                     (II) the following individuals cease for any reason to constitute a majority of the number of directors then serving on the Board of Directors of Nobel: individuals who, on the


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          date hereof, constitute such Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of Nobel) whose appointment or election by the Board of Directors of Nobel or nomination for election by Nobel's stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors of Nobel then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or

                    (III) the stockholders of Nobel approve a merger or consolidation of Nobel with any other corporation or the issuance of voting securities of Nobel in connection with a merger or consolidation of Nobel (or any direct or indirect subsidiary of Nobel) pursuant to applicable stock exchange requirements, other than (i) a merger or consolidation which would result in the voting securities of Nobel outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of Nobel or any subsidiary of Nobel, at least 75% of the combined voting power of the securities of Nobel or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or
          (ii) a merger or consolidation effected to implement a recapitalization of Nobel (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of Nobel (not including in the securities Beneficially Owned by such Person any securities acquired directly from Nobel or its Affiliates other than in connection with the acquisition by Nobel or its Affiliates of a business) representing 25% or more of the combined voting power of Nobel's then outstanding securities; or


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                     (IV) the stockholders of Nobel approve a plan of complete
          liquidation or dissolution of Nobel or an agreement for the sale or disposition by Nobel of all or substantially all of Nobel's assets, other than a sale or disposition by Nobel of all or substantially all of Nobel's assets to an entity, at least 75% of the combined voting power of the voting securities of which are owned by stockholders of Nobel in substantially the same proportions as their ownership of Nobel immediately prior to such sale.

           (H) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

           (I) "Committee" shall mean (i) the individuals (not fewer than three in number) who, on the date six months before a Change in Control, constitute the Compensation Committee of the Board of Directors of Nobel, plus (ii) in the event that fewer than three individuals are available from the group specified in clause (i) above for any reason, such individuals as may be appointed by the individual or individuals so available (including for this purpose any individual or individuals previously so appointed under this clause (ii)); provided, however, that the maximum number of individuals constituting the Committee shall not exceed five.

           (J) "Company" shall mean Nobel Service Corporation and shall include any successor to its business and/or assets which assumes and agrees to perform this Agreement by operation of law, or otherwise.

           (K) "Date of Termination" shall have the meaning set forth in Section
7.2 hereof.

           (L) "Disability" shall be deemed the reason for the termination by the Company of the Executive's employment, if, as a result of the Executive's incapacity due to physical or mental illness, the Executive shall have been absent from the full-time performance of the Executive's duties with the Company for a period of six (6) consecutive months, the Company shall have given the Executive a Notice of Termination for Disability, and, within thirty (30) days after such Notice of Termination is given, the Executive shall not have returned to the full-time performance of the Executive's duties.


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           (M) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

           (N) "Executive" shall mean the individual named in the first paragraph of this Agreement.

           (O) "Good Reason" for termination by the Executive of the Executive's employment shall mean the occurrence (without the Executive's express prior written consent) after any Change in Control, or prior to a Change in Control under the circumstances described in clause (ii) of the second sentence of
Section 6.1 hereof (treating all references in paragraphs (I) through (VII) below to a "Change in Control" as references to a "Potential Change in Control"), of any one of the following acts by Nobel or the Company, or failures by Nobel or the Company to act, unless, in the case of any act or failure to act described in paragraph (I), (V), (VI) or (VII) below, such act or failure to act is corrected prior to the Date of Termination specified in the Notice of Termination given in respect thereof:

                     (I) the assignment to the Executive of any duties inconsistent with the Executive's status as an executive officer of the Company or a substantial adverse alteration in the nature or status of the Executive's responsibilities from those in effect immediately prior to the Change in Control (other than any such alteration primarily attributable to the fact that Nobel may no longer be a public company);

                     (II) a reduction by the Company in the Executive's annual base salary as in effect on the date hereof or as the same may be increased from time to time;

                     (III) the relocation of the Executive's principal place of employment to a location more than fifty (50) miles from the Executive's principal place of employment immediately prior to the Change in Control or the Company's requiring the Executive to be based anywhere other than such principal place of employment (or permitted relocation thereof) except for required travel on the Company's business to an extent substantially consistent with the Executive's present business travel obligations;


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

                     (IV) the failure by Nobel or the Company to pay to the Executive any portion of the Executive's current compensation, or to pay to the Executive any portion of an installment of deferred compensation under any deferred compensation program of Nobel or the Company, within seven (7) days of the date such compensation is due;

                     (V) the failure by Nobel or the Company to continue in effect any compensation plan in which the Executive participates immediately prior to the Change in Control which is material to the Executive's total compensation or any substitute plans adopted prior to the Change in Control, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or the failure by the Company to continue the Executive's participation therein (or in such substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount or timing of payment of benefits provided and the level of the Executive's participation relative to other participants, as existed immediately prior to the Change in Control;

                     (VI) the failure by Nobel or the Company to continue to provide the Executive with benefits substantially similar to those enjoyed by the Executive under any of the pension, savings, life insurance, medical, health and accident, or disability plans of Nobel or the Company in which the Executive was participating immediately prior to the Change in Control, the taking of any action by the Company which would directly or indirectly materially reduce any of such benefits or deprive the Executive of any material fringe benefit enjoyed by the Executive at the time of the Change in Control, or the failure by the Company to provide the Executive with the number of paid vacation days to which the Executive is entitled on the basis of years of service with the Company in accordance with the Company's normal vacation policy in effect at the time of the Change in Control; or


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

                    (VII) any purported termination of the Executive's employment which is not effected pursuant to a Notice of Termination satisfying the requirements of Section 7.1 hereof; for purposes of this Agreement, no such purported termination shall be effective.

          The Executive's right to terminate the Executive's employment for Good Reason shall not be affected by the Executive's incapacity due to physical or mental illness. The Executive's continued employment shall not constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason hereunder.

          For purposes of any determination regarding the existence of Good Reason, any claim by the Executive that Good Reason exists shall be presumed to be correct unless Nobel or the Company establishes to the Committee by clear and convincing evidence that Good Reason does not exist.

          (P) "Nobel" shall mean Nobel Insurance Limited and, except in determining under Section 15(E) hereof whether or not any Change in Control has occurred, shall include any successor to its business and/or assets which assumes and agrees to perform this Agreement by operation of law, or otherwise.

          (Q) "Notice of Termination" shall have the meaning set forth in
Section 7.1 hereof.

          (R) "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) Nobel, the Company or any of their subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of Nobel, the Company or any of their Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

          (S) "Potential Change in Control" shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:


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

                     (I) Nobel or the Company enters into an agreement, the consummation of which would result in the occurrence of a Change in Control;

                     (II) Nobel, the Company or any Person publicly announces an intention to take or to consider taking actions which, if consummated, would constitute a Change in Control;

                     (III) any Person becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing fifteen percent (15%) or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company's then outstanding securities (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates); or

                     (IV) the Board adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change in Control has occurred.

          (T) "Retirement" shall be deemed the reason for the termination by the Company or the Executive of the Executive's employment if such employment is terminated in accordance with the Company's retirement policy, not including early retirement, generally applicable to its salaried employees, as in effect immediately prior to the Change in Control, or in accordance with any retirement arrangement established with the Executive's prior written consent with respect to the Executive.

          (U) "Severance Payments" shall mean those payments so described in
Section 6.1 hereof.

          (V) "Tax Counsel" shall have the meaning set forth in Section 6.2 hereof.

          (W) "Term" shall mean the period of time described in Section 2 hereof (including any extension,


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

continuation or termination described therein).

          (X) "Total Payments" shall mean those payments so described in Section
6.2 hereof.


                                        NOBEL INSURANCE LIMITED


                                        By: /s/ Thomas J. O'Shane
                                           --------------------------------
                                           Thomas J. O'Shane
                                           Chairman of
                                             Compensation Committee


                                        NOBEL INSURANCE COMPANY


                                        By: /s/ Jeffry K. Amsbaugh
                                           --------------------------------
                                           Jeffry K. Amsbaugh
                                           President


                                           /s/ Bryan L. Martin
                                           --------------------------------
                                           Bryan L. Martin

                                        Address:

                                           3404 Michael Drive
                                           Plano, TX  75023

                                           (Please print carefully)


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